Exhibit 10.52

THIS FIRST AMENDMENT (“First Amendment”) TO COAL MINING LEASE is made and dated on November 4, 2011 (“Effective Date”), and is by and between RUGER COAL COMPANY, LLC (“Ruger”), a Delaware limited liability company, and SUGAR CAMP ENERGY, LLC (“Lessee”), a Delaware limited liability company, each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Coal Mining Lease dated August 12, 2010 (“Lease”), a memorandum of which was recorded on August 26, 2010 in the Office of the Clerk and Recorder of Franklin County, Illinois as Document No. 2010-3825, which Lease leased to Lessee certain “Coal” as may exist in those certain lands of Ruger located in Franklin County, Illinois, as described and set forth on Exhibit A to the Lease, and the terms and conditions under which such Coal is to be mined by Lessee; and

WHEREAS, in addition to all the other rights granted by Ruger to Lessee in the Lease, Ruger also granted to Lessee, as part of the leasehold, all mining rights, easements, rights-of-way, surface and subsidence rights, options, and other rights of any kind or nature, express or implied, which are appurtenant to Ruger’s ownership of such Coal (defined in the Lease and hereinafter as “Appurtenant Rights”); and

WHEREAS, Long Prairie Farm, LLC, as Grantor, conveyed to Ruger, as Grantee, the right to subside the surface and subsurface, together with all mining rights, options, privileges and other estates owned by Long Prairie Farm, LLC relating to the mining of coal underlying certain premises (defined as “Premises” in the Deed as hereinafter defined) situated in Franklin County, Illinois and described in the Subsidence Deed (as hereinafter defined) in, by, and pursuant to that certain “Special Warranty Deed for Subsidence” dated August 29, 2011 which was recorded on August 30, 2011 in the Office of the Clerk and Recorder of Franklin County, Illinois as Document No. 2011-3933 (“Deed”); and

WHEREAS, Long Prairie Farm, LLC, as Grantor, also conveyed and specially warranted to Ruger in the Deed, to the extent Grantor possessed them, various enumerated “rights and privileges, all of which may be exercised as to the Premises related to Grantee’s mining operations”; and

WHEREAS, the (i) right to subside the surface and subsurface of the Premises, together with (ii) all mining rights, options, privileges and other estates owned by Long Prairie Farm, LLC relating to the mining of coal underlying the Premises and the various enumerated (iii) “rights and privileges, all of which may be exercised as to the Premises related to Grantee’s mining operations” which were conveyed by Long Prairie Farm, LLC, as Grantor, to Ruger, as Grantee, in, by and pursuant to the Deed (and which are set forth and explained in the preceding two (2) Recitals) are collectively hereinafter defined as “Subsidence and Mining Rights”; and

WHEREAS, the Parties are willing and have agreed to amend the Lease in accordance with the terms, conditions, and provisions of this First Amendment to add to the Lease and to the scope and effect thereof (and as part of the leasehold created therein) the Subsidence and Mining Rights as additional Appurtenant Rights in and under the Lease.

NOW THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and other good and valuable consideration including the rents, royalties, covenants and agreements herein contained, the Parties, intending to be legally bound hereby, covenant and agree as follows:

1. The Parties hereby add as additional Appurtenant Rights (as defined both in the Lease and this First Amendment) in and under the Lease all the Subsidence Rights.

2. In connection with this First Amendment, each Party agrees to prepare, execute, and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions and conditions of this First Amendment.

3. This First Amendment shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document.

4. This First Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument, and any Party may execute this First Amendment by signing any such counterpart(s).

5. Except as expressly modified and amended in this First Amendment, all of the terms, conditions and provisions of the Lease shall remain in place, in force and in effect.

IN WITNESS WHEREOF, each Party has executed this First Amendment as of the Effective Date.

RUGER COAL COMPANY, LLC

By	/s/ Samuel D. Hatcher

Its:	Authorized Person

SUGAR CAMP ENERGY, LLC

By	/s/ Donald R. Holcomb

Its:	Authorized Person

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF FRANKLIN	)

I, the undersigned, a notary public in and for said County, in the State aforesaid, do hereby certify that Samuel D. Hatcher, personally known to me to be the Authorized Person of Ruger Coal Company, LLC, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument of writing as the Authorized Person of said limited liability company, pursuant to authority given, as his free and voluntary act and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth, including the release and waiver of the right of homestead.

Given under my hand and notarial seal, this 4th day of November, 2011.

/s/ Benjamin L. Cox
Notary Public

My Commission Expires: 8/23/2015

STATE OF FLORIDA	)
	)	SS:
COUNTY OF PALM BEACH	)

I, the undersigned, a notary public in and for said County, in the State aforesaid, do hereby certify that Donald Holcomb, personally known to me to be the Authorized Person of Sugar Camp Energy, LLC, whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument of writing as the Authorized Person of said limited liability company, pursuant to authority given, as his free and voluntary act and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth, including the release and waiver of the right of homestead.

Given under my hand and notarial seal, this 14 day of November, 2011.

/s/ Stephanie DePietro
Notary Public

My Commission Expires: March 5th, 2015

Prepared by:

Scott L. Messmore, Esq.

Bailey & Glasser, LLP

209 Capitol Street

Charleston, WV 25301

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